EXHIBIT 8(N)
Form of
FIDELITY GROUP
REPO CUSTODIAN AGREEMENT
FOR JOINT TRADING ACCOUNT
 AGREEMENT dated as of _____________, among THE BANK OF NEW YORK, a banking corporation organized under the laws of the State of New York ("Repo Custodian"), J.P. MORGAN SECURITIES INC. ("Seller") and each of the entities listed on Schedule A-1, A-2, A-3 and A-4 (collectively, the "Funds" and each a "Fund") hereto, acting on behalf of itself or (i) in the case of the Funds listed on Schedule A-1 or A-2 hereto which are portfolios or series, acting through the series company listed on Schedule A-1 or A-2 hereto, (ii) in the case of the accounts listed on Schedule A-3 hereto, acting through Fidelity Management & Research Company, and (iii) in the case of the commingled or individual accounts listed on Schedule A-4 hereto, acting through Fidelity Management Trust Company (collectively, the "Funds" and each, a "Fund").
WITNESSETH
 WHEREAS, each of the Funds has entered into a master repurchase agreement dated as of ________________(the "Master Agreement") with Seller pursuant to which from time to time one or more of the Funds, as buyers, and Seller, as seller, may enter into repurchase transactions effected through one or more joint trading accounts (collectively, the "Joint Trading Account") established and administered by one or more custodians of the Funds identified on Schedule C hereto (each a "Custodian"); and,
 WHEREAS, in each such repurchase transaction Seller will sell to such Funds certain Securities (as hereinafter defined) selected from Eligible Securities (as hereinafter defined) held by Repo Custodian, subject to an agreement by Seller to repurchase such Securities; and
 WHEREAS, Repo Custodian currently maintains a cash and securities account (the "Seller Account") for Seller for the purpose of, among other things, effecting repurchase transactions hereunder; and
 WHEREAS, the Funds desire that the Repo Custodian serve as the custodian for the Funds in connection with the repurchase transactions effected hereunder, and that the Repo Custodian hold cash, Cash Collateral (as hereinafter defined) and Securities for the Funds for the purpose of effecting repurchase transactions hereunder.
 NOW THEREFORE, the parties hereto hereby agree as follows:
 1. Definitions.
 Whenever used in this Agreement, the following terms shall have the meanings set forth below:
 (a) "Banking Day" shall mean any day on which the Funds, Seller Custodian, Repo Custodian, and the Federal Reserve Banks where the Custodian and the Repo Custodian are located, are each open for business.
 (b) "Cash Collateral" shall mean all cash, denominated in U.S. Dollars, credited by Repo Custodian to a Transaction Account pursuant to Paragraphs 3, 6, 8 or 9 of the Master Agreement.
 (c) "Custodian" shall have the meaning set forth in the preamble of this Agreement.
 (d) "Eligible Securities" shall mean those securities which are identified as permissible securities for a particular Transaction Category.
 (e) "FICASH I Transaction" and "FICASH III Transaction " shall mean a repurchase transaction in which the Repurchase Date is the Banking Day next following the Sale Date and for which securities issued by the government of the United States of America that are direct obligations of the government of the United States of America shall constitute Eligible Securities.
 (f) "FICASH II Transaction" shall mean a repurchase transaction in which the Repurchase Date is the Banking Day next following the Sale Date and for which one or more of the following two categories of securities, as specified by the Funds, shall constitute Eligible Securities: (x) securities issued by the government of the United States of America that are direct obligations of the government of the United States of America, or (y) securities issued by or guaranteed as to principal and interest by the government of the United States of America, or by its agencies and/or instrumentalities, including, but not limited to, the Federal Home Loan Bank, Federal Home Loan Mortgage Corp., Government National Mortgage Association, Federal National Mortgage Association, Federal Farm Credit Bank, Federal Intermediate Credit Bank, Banks for Cooperatives, and Federal Land Banks.
 (g) "FITERM I Transaction" and "FITERM III Transaction" shall mean a repurchase transaction in which the Repurchase Date is a date fixed by agreement between Seller and the Participating Funds which is not the Banking Day next following the Sale Date and for which securities issued by the government of the United States of America that are direct obligations of the government of the United States of America shall constitute Eligible Securities.
 (h) "FITERM II Transaction" shall mean a repurchase transaction in which the Repurchase Date is a date fixed by agreement between Seller and the Participating Funds which is not the Banking Day next following the Sale Date and for which one or more of the following two categories of securities, as specified by the Funds, shall constitute Eligible
Securities: (x) securities issued by the government of the United States of America that are direct obligations of the government of the United States of America, or (y) securities issued by or guaranteed as to principal and interest by the government of the United States of America, or by its agencies and/or instrumentalities, including, but not limited to, the Federal Home Loan Bank, Federal Home Loan Mortgage Corp., Government National Mortgage Association, Federal National Mortgage Association, Federal Farm Credit Bank, Federal Intermediate Credit Bank, Banks for Cooperatives, and Federal Land Banks.
 (i) "Fund" shall have the meaning set forth in the preamble of this
Agreement.
 (j) "Fund Agent" shall mean the agent for the Participating Funds designated in Paragraph 18 of the Master Agreement.
 (k) "Joint Trading Account" shall have the meaning set forth in the preamble of this Agreement.
 (l) "Margin Percentage" with respect to any repurchase transaction shall be 102% or such other percentage as is agreed to by Seller and the Participating Funds (except that in no event shall the Margin Percentage be less than 100%).
 (m) "Market Value" shall have the meaning set forth in Paragraph 4 of the Master Agreement.
 (n) "Master Agreement" shall have the meaning set forth in the preamble of this Agreement.
 (o) "1940 Act" shall mean have the meaning set forth in Paragraph 3(c) of this Agreement.
 (p) "Partial Payment" shall have the meaning set forth in Section 4(g) of this Agreement.
 (q) "Participating Funds" shall mean those Funds that are parties to a particular repurchase transaction effected through the Joint Trading Account.
 (r) "Pricing Rate" shall mean the per annum percentage rate agreed to by Seller and the Participating Funds for a repurchase transaction.
 (s) "Pricing Services" shall have the meaning set forth in Paragraph 7 of this Agreement.
 (t) "Repo Custodian" shall have the meaning set forth in the preamble of this Agreement.
 (u) "Repurchase Date" shall mean the date fixed by agreement between Seller and the Participating Funds on which the Seller is to repurchase Securities and Cash Collateral, if any, from the Participating Funds and the Participating Funds are to resell the Securities and Cash Collateral, if any, including any date determined by application of the provisions of Paragraphs 7 and 15 of the Master Agreement.
 (v) "Repurchase Price" for each repurchase transaction shall mean the Sale Price, plus an incremental amount determined by applying the Pricing Rate to the Sale Price, calculated on the basis of a 360-day year and the number of actual days elapsed from (and including) the Sale Date to (but excluding) the Repurchase Date.
 (w) "Sale Date" shall mean the Banking Day on which Securities and Cash Collateral, if any, are to be sold to the Participating Funds by Seller pursuant to a repurchase transaction hereunder.
 (x) "Sale Price" shall mean the price agreed upon by the Participating Funds and Seller at which the Securities and Cash Collateral, if any, are to be sold to the Participating Funds by Seller.
 (y) "Securities" shall mean all Eligible Securities delivered by Seller or to be delivered by Seller to the Participating Funds pursuant to a particular repurchase transaction and not yet repurchased hereunder, together with all rights related thereto and all proceeds thereof.
 (z) "Securities System" shall have the meaning set forth in Paragraph 3(c) of this Agreement.
 (aa) "Seller" shall have the meaning set forth in the preamble to this
Agreement.
 (bb) "Seller Account" shall have the meaning set forth in the preamble of this Agreement.
  (cc) "Transaction Account" shall mean a cash account established and maintained by Repo Custodian for the Funds to effect repurchase transactions pursuant to the Master Agreement.
  (dd) "Transaction Category" shall mean the particular type of repurchase transaction effected hereunder, as determined with reference to the term of the transaction and the categories of Securities that constitute Eligible Securities therefor, which term shall include FICASH I Transactions, FICASH II Transactions, FICASH III Transactions, FITERM I Transactions, FITERM II Transactions, FITERM III Transactions, and such other transaction categories as may from time to time be designated by the Funds by notice to Seller, Custodian and Repo Custodian.
 2. Appointment of Repo Custodian. Upon the terms and conditions set forth in this Agreement, Repo Custodian is hereby appointed by the Funds to act as the custodian for the Participating Funds to hold cash, Cash Collateral and Securities for the purpose of effecting repurchase transactions for the Participating Funds through the Joint Trading Account pursuant to the Master Agreement. Repo Custodian hereby acknowledges the terms of the Master Agreement between the Funds and Seller (attached as an Exhibit hereto), as amended from time to time, and agrees to abide by the provisions thereof to the extent such provisions relate to the responsibilities and operations of Repo Custodian hereunder.
 3. Maintenance of Transaction Accounts.
 (a) Repo Custodian shall establish and maintain one or more Transaction Accounts for the purpose of effecting repurchase transactions hereunder for the Funds, in each case pursuant to the Master Agreement. From time to time the Funds may cause Custodian, on behalf of the Funds, to deposit Securities and cash with Repo Custodian in the designated Transaction Account, in each case in accordance with Paragraph 3 of the Master Agreement.
 (b) Repo Custodian shall keep all Securities, cash and Cash Collateral received for the Participating Funds segregated at all times from those of any other person, firm or corporation in its possession and shall identify all such Securities, cash and Cash Collateral as subject to this Agreement and the Master Agreement. Segregation may be accomplished by physical segregation with respect to certificated securities held by the Repo Custodian and, in addition, by appropriate identification on the books and records of Repo Custodian in the case of all other Securities, cash and Cash Collateral. Title to all Securities and Cash Collateral under a repurchase transaction shall pass to the Participating Funds that are parties to such repurchase transaction. All such Securities and Cash Collateral shall be held by Repo Custodian for the Participating Funds, and shall be subject at all times to the proper instructions of the Participating Funds, or the Custodian on behalf of the Participating Funds, with respect to the holding, transfer or disposition of such Securities and Cash Collateral. Repo Custodian shall include in its records for each Transaction Account all instructions received by it which evidence an interest of the Participating Funds in the Securities and Cash Collateral and shall hold physically segregated any written agreement, receipt or other writing received by it which evidences an interest of the Participating Funds in the Securities and Cash Collateral.
 (c) Any requirement to "deliver" or "transfer" cash or Cash Collateral to the Participating Funds or to "credit" a Transaction Account under this or any other paragraph of this Agreement shall be made in immediately available funds. If Repo Custodian is required to "deliver" or "transfer" Securities to the Participating Funds under this or any other paragraph of this Agreement, Repo Custodian shall take, or cause to be taken, the following actions to perfect the Participating Funds' interest in such Securities as an outright purchaser: (i) in the case of certificated securities and instruments held by Seller, by physical delivery of the share certificates or other instruments representing the Securities and by physical segregation of such certificates or instruments from the Repo Custodian's other assets in a manner indicating that the Securities are being held for the Participating Funds (such securities and instruments to be delivered in form suitable for transfer or accompanied by duly executed instruments of transfer or assignment in blank and accompanied by such other documentation as the Participating Funds may request), (ii) in the case of Securities held in a customer only account in a clearing agency or federal book-entry system authorized for use by the Funds and meeting the requirements of Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act") (such authorized agency or system being referred to herein as a "Securities System"), by appropriate entry on the books and records of Repo Custodian identifying the Securities as belonging to the Participating Funds, or (iii) in the case of Securities held in Repo Custodian's own account in a Securities System, by transfer to a customer only account in the Securities System and by appropriate entry on the books and records of Repo Custodian identifying such Securities as belonging to the Participating Funds; provided, further, that Repo Custodian shall confirm to the Participating Funds the identity of the Securities transferred or delivered. Acceptance of a "due bill", "trust receipt" or similar receipt or notification of segregation issued by a third party with respect to Securities held by such third party shall not constitute good delivery of Securities to Repo Custodian for purposes of this Agreement or the Master Agreement and shall expressly violate the terms of this Agreement and the Master Agreement. The Funds shall identify by notice to Repo Custodian and Seller those agencies or systems which have been approved by the Funds for use under this Agreement and the Master Agreement. The Funds hereby notify Repo Custodian and Seller that the following agencies and systems have been approved by the Funds for use under this Agreement and the Master Agreement, until such time as Repo Custodian and Seller shall have been notified by the Funds to the contrary:
(i) Participants Trust Company; (ii) The Depository Trust Company; and
(iii) any book-entry system as provided in (A) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (B) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (C) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115.
 4. Repurchase Transactions.
 (a) Repo Custodian shall make all credits and debits to the Transaction Account and effect the transfer of Securities to or from the Participating Funds upon proper instructions received from the Participating Funds, or the Custodian on behalf of the Participating Funds, and shall make all credits and debits to the Seller Account and effect the transfer of Securities to or from the Seller upon proper instructions received from Seller. In the event that Repo Custodian receives conflicting proper instructions from Seller and the Participating Funds, or the Custodian on behalf of the Participating Funds, Repo Custodian shall follow the Participating Funds' or the Custodian's proper instructions. The Participating Funds shall give Repo Custodian only such instructions as shall be permitted by the Master Agreement. Notwithstanding the preceding sentence, the Participating Funds, or the Custodian on behalf of the Participating Funds, may from time to time instruct Repo Custodian to transfer cash from the Transaction Account to Custodian.
(b) (i) Whenever on any Banking Day one or more Funds and Seller agree to enter into a repurchase transaction, Seller and the Participating Funds, or the Custodian on behalf of the Participating Funds, will give Repo Custodian proper instructions by telephone or otherwise on the Sale Date, specifying the Transaction Category, Repurchase Date, Sale Price, Repurchase Price or the applicable Pricing Rate and the Margin Percentage for each such repurchase transaction.
 (ii) In the case of repurchase transactions in which the Repurchase Date is the Banking Day next following the Sale Date (x) the Participating Funds may increase or decrease the Sale Price for any such repurchase transaction by no more than 10% of the initial Sale Price by causing to be delivered further proper instructions by telephone or otherwise to Repo Custodian prior to the close of business on the Sale Date and (y) Seller and the Participating Funds may by mutual consent agree to increase or decrease the Sale Price by more than 10% of the initial Sale Price by causing to be provided further proper instructions to Repo Custodian by the close of
business on the Sale Date.   In any event, Repo Custodian shall not be
responsible for determining whether any such increase or decrease of the Sale Price exceeds the 10% limitation.
 (c) Seller will take such actions as are necessary to ensure that on the Sale Date the aggregate Market Value of all Securities held by Repo Custodian for Seller and cash in the Seller Account equals or exceeds the Margin Percentage of the Sale Price. Seller shall give Repo Custodian proper instructions specifying with respect to each of the Securities which is to be the subject of a repurchase transaction (a) the name of the issuer and the title of the Securities, and (b) the Market Value of such Securities. Such instructions shall constitute Seller's instructions to Repo Custodian to transfer the Securities to the Participating Funds and/or Cash Collateral from the Seller Account to the Transaction Account.
 (d) Prior to the close of business on the Sale Date, the Participating Funds shall transfer to, or maintain on deposit with, Repo Custodian in the Transaction Account immediately available funds in an amount equal to the Sale Price with respect to a particular repurchase transaction.
 (e) Prior to the close of business on the Sale Date, Repo Custodian shall transfer Securities from Seller to the Participating Funds and/or cash held in the Seller Account to the Transaction Account and shall transfer to the Seller Account immediately available funds from the Transaction Account in accordance with the following provisions:
 (i) Repo Custodian shall determine that all securities to be transferred by Seller to the Participating Funds are Eligible Securities. Any securities which are not Eligible Securities for a particular repurchase transaction hereunder shall not be included in the calculations set forth below and shall not be transferred to the Participating Funds.
 (ii) Repo Custodian shall then calculate the aggregate Market Value of the Securities and cash, if any, to be so transferred.
 (iii) Repo Custodian shall notify Seller in the event that the aggregate Market Value of Securities and cash, if any, applicable to the repurchase transaction is less than the Margin Percentage of the Sale Price and Seller shall transfer, by the close of business on the Sale Date, to Repo Custodian additional Securities and/or cash in the amount of such deficiency. If Seller does not, by the close of business on the Sale Date, transfer additional Securities and/or cash, the Market Value of which equals or exceeds such deficiency, Repo Custodian may, at its option, without notice to Seller, advance the amount of such deficiency to Seller in order to effectuate the repurchase transaction. It is expressly agreed that Repo Custodian is not obligated to make an advance to Seller to enable it to complete any repurchase transaction.
 (iv) Subject to the provisions of Subparagraph (v) below, Repo Custodian shall cause the Securities applicable to the repurchase transaction received from Seller to be transferred to the Participating Funds and shall cause any cash received from Seller to be transferred to the Transaction Account, against transfer of the Sale Price from the Transaction Account to the Seller Account, such transfers of Securities and/or cash and funds to occur simultaneously on a delivery versus payment basis.
 (v) Notwithstanding anything to the contrary, if, for any repurchase transaction, the amount of immediately available funds in the Transaction Account is less than the agreed upon Sale Price in connection with the repurchase transaction immediately prior to effectuating such repurchase transaction, or if the aggregate Market Value of the Securities and cash, if any, applicable to such repurchase transaction is less than the Sale Price multiplied by the Margin Percentage immediately prior to effectuating such repurchase transaction, Repo Custodian shall effect the repurchase transaction to the best of its ability by transferring Securities from Seller to the Participating Funds and/or cash from the Seller Account to the Transaction Account with an aggregate Market Value equal to the lesser of (x) the amount of immediately available funds in the Transaction Account multiplied by the Margin Percentage and (y) the aggregate Market Value of the Securities available for transfer from Seller to the Participating Funds and cash, if any, in the Seller Account, against the transfer of immediately available funds from the Transaction Account to the Seller Account in an amount equal to the aggregate Market Value of the Securities and/or cash to be transferred divided by the Margin Percentage; provided, however, that in either such event Repo Custodian shall have the right not to transfer to the Participating Funds such Securities and not to transfer such cash, if any, to the Transaction Account and not to transfer from the designated Transaction Account such funds as Repo Custodian determines, in its sole discretion, will not be the subject of a repurchase transaction. The actions of Repo Custodian pursuant to this subparagraph (e)(v) shall not affect the obligations and liabilities of the parties to each other pursuant to the Master Agreement with regard to such repurchase transaction.
 (f) In the event that on a Banking Day Seller desires to substitute Securities applicable to such repurchase transaction with Eligible Securities and/or Cash Collateral (to the extent provided in the Master Agreement), Repo Custodian shall perform such substitution in accordance with the following provisions:
 (i) Repo Custodian shall determine that all securities to be transferred to the Participating Funds are Eligible Securities. Any securities which are not eligible for repurchase transactions hereunder shall not be included in the calculations set forth below and shall not be transferred to the Participating Funds.
 (ii) Repo Custodian shall then calculate the aggregate Market Value of the Eligible Securities and/or Cash Collateral to be transferred. Repo Custodian shall not make any substitution if, at the time of substitution, the aggregate Market Value of all Securities and any Cash Collateral applicable to such repurchase transaction immediately after such substitution would be less than the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were the date of substitution).
 (iii) Repo Custodian shall then deliver to the Seller, subject to the qualifications set forth above, the Securities to be substituted against the delivery by Repo Custodian of substitute Eligible Securities to the Participating Funds and/or the crediting of the Transaction Account with Cash Collateral.
 (iv) In the event Seller has caused Repo Custodian to credit the Transaction Account with Cash Collateral in lieu of substitute Eligible Securities, and has failed to deliver Eligible Securities against such Cash Collateral not later than the close of business on such Banking Day in accordance with the terms of the Master Agreement, Repo Custodian shall promptly, but in no event later than 10:00 a.m. the following Banking Day, notify the Participating Funds and Seller of such failure.
 (g) With respect to each repurchase transaction, at 10:00 a.m. New York time, or at such other time as specified in proper instructions of the Participating Funds (or the Custodian on behalf of the Participating Funds) on the Repurchase Date, Repo Custodian shall debit the Seller Account and credit the Transaction Account in the amount of the Repurchase Price and shall transfer Securities from the Participating Funds to the Seller and Cash Collateral, if any, from the Transaction Account to the Seller Account in accordance with the following provisions:
 (i) If the amount of available funds in the Seller Account equals or exceeds the Repurchase Price, Repo Custodian shall debit the Seller Account and credit the Transaction Account in the amount of the Repurchase Price and shall transfer all Securities applicable to such repurchase transaction from the Participating Funds to the Seller and debit the Transaction Account and credit the Seller Account in the amount of any Cash Collateral applicable to such repurchase transaction.
 (ii) If the amount of available funds in the Seller Account is less than the Repurchase Price, then Repo Custodian shall notify the Seller of the amount of the deficiency and Seller shall promptly cause such amount to be transferred to the Seller Account. If Seller fails to cause the transfer of the entire amount of the deficiency to the Seller Account, then Repo Custodian may, at its option and without notice to Seller, advance to Seller the amount of such remaining deficiency. It is expressly agreed that Repo Custodian is not obligated to make any advance to Seller. If, following such transfer and/or advance, the amount of available funds in the Seller Account equals or exceeds the Repurchase Price then Repo Custodian shall debit the Seller Account and credit the Transaction Account in the amount of the Repurchase Price and shall transfer from the Participating Funds to the Seller all Securities applicable to such repurchase transaction and debit the Transaction Account and credit the Seller Account in the amount of any Cash Collateral applicable to such repurchase transaction.
 (iii) If the Seller fails to cause the transfer of the entire amount of the deficiency, as required by (ii) above, and Repo Custodian fails to advance to Seller an amount sufficient to eliminate the entire deficiency, then Repo Custodian shall debit the Seller Account in the amount of all immediately available funds designated by Seller as applicable to the repurchase transaction and credit the Transaction Account in such amount (such amount being referred to as the "Partial Payment") and shall transfer Securities from the Participating Funds to the Seller such that the aggregate Market Value of all remaining Securities and Cash Collateral in the Transaction Account with respect to such repurchase transaction shall at least equal the difference between Margin Percentage of the Repurchase Price and the Partial Payment.
 5. Payments on Securities. Repo Custodian shall credit to the Seller Account as soon as received, all principal, interest and other sums paid by or on behalf of the issuer in respect of the Securities and collected by Repo Custodian, except as otherwise provided in Paragraph 8 of the Master Agreement.
 6. Daily Statement. On each Banking Day on which any Participating Funds have an outstanding repurchase transaction, Repo Custodian shall deliver by facsimile to Custodian and to the Participating Funds a statement identifying the Securities held by Repo Custodian with respect to such repurchase transaction and the cash and Cash Collateral, if any, held by Repo Custodian in the Transaction Account, including a statement of the then current Market Value of such Securities and the amounts, if any, credited to the Transaction Account as of the close of trading on the previous Banking Day. Repo Custodian shall also deliver to Custodian and the Participating Funds such additional statements as the Participating Funds may reasonably request.
 7. Valuation.
 (a) Repo Custodian shall confirm the Market Value of Securities and the amount of Cash Collateral, if any (i) on the Sale Date prior to transferring the Sale Price out of the Transaction Account to the Seller Account against the receipt from Seller of the Securities and Cash Collateral, if any, and (ii) on each Banking Day on which such repurchase transaction is outstanding. If on any Banking Day the aggregate Market Value of the Securities and Cash Collateral with respect to any repurchase transaction is less than the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) for such transaction, Repo Custodian shall promptly, but in any case no later than 10:00 a.m. the following Banking Day, notify Seller. If on any Banking Day the aggregate market value of the Securities and Cash Collateral with respect to any repurchase transaction is less than the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) for such transaction, and Seller fails to deliver additional Eligible Securities applicable to such repurchase transaction or an additional amount of Cash Collateral by the close of business on such Banking Day such that the aggregate market value of the Securities and Cash Collateral at least equals the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day), Repo Custodian shall promptly, but in any event no later than 10:00 a.m. the following Banking Day, notify the Participating Funds of such failure. For purposes of determining Seller's margin maintenance requirements on the Sale Date for repurchase transactions in which the Repurchase Date is the Banking Day immediately following the Sale Date, such aggregate market value shall equal at least the Margin Percentage of the Sale Price.
 (b) Repo Custodian shall determine the bid side portion of the Market Value of the Securities by reference to the independent pricing services ("Pricing Services") set forth on Schedule B. It is understood and agreed that Repo Custodian shall use the prices made available by the Pricing Services on the Banking Day of such determination unless Seller and the Participating Funds mutually agree that some other prices shall be used and so notify Repo Custodian by proper instructions of the sum of the prices of all such Securities priced in such different manner. In the event that Repo Custodian is unable to obtain a valuation of any Securities from the Pricing Services, Repo Custodian shall request a bid quotation from a broker's broker or a broker dealer, set forth in Schedule B, other than Seller. In the event Repo Custodian is unable to obtain a bid quotation for any Securities from such a broker's broker or a broker dealer, Repo Custodian (i) shall not include any such Securities in the determination of whether the aggregate Market Value of the Securities and any Cash Collateral equals at least the Margin Percentage of the Repurchase Price and (ii) shall redeliver such Securities to Seller if the Market Value of all other Securities and any Cash Collateral with respect to such repurchase transaction equals at least the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking
Day). The Repo Custodian may rely on prices quoted by Pricing Services, broker's brokers or broker dealers, except Seller, as set forth in Schedule B.
(c) (i) If, on any Banking Day, the aggregate Market Value of the Securities and any Cash Collateral with respect to a repurchase transaction is less than the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) applicable to such repurchase transaction, Repo Custodian shall deliver to the Participating Funds an amount of additional Eligible Securities applicable to such repurchase transaction and/or debit the Seller Account and credit the Transaction Account with an additional amount of Cash Collateral, such that the aggregate Market Value of all Securities and any Cash Collateral with respect to such repurchase transaction shall equal at least the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) applicable to such repurchase transaction; except that, for purposes of determining Seller's margin maintenance requirements on the Sale Date for repurchase transactions in which the Repurchase Date is the Banking Day immediately following the Sale Date, such aggregate market value shall equal at least the Margin Percentage of the Sale Price.
 (ii) If, on any Banking Day, the aggregate Market Value of the Securities and any Cash Collateral with respect to a repurchase transaction exceeds the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) applicable to such repurchase transaction, Repo Custodian shall return to the Seller all or a portion of such Securities or Cash Collateral, if any; provided that the Market Value of the remaining Securities and any Cash Collateral with respect to the repurchase transaction shall be at least equal to the Margin Percentage of the Repurchase Price (calculated as if the Repurchase Date were such Banking Day) applicable to such repurchase transaction. At any time and from time to time with respect to any repurchase transaction, if authorized by the Participating Funds, or the Custodian on behalf of the Participating Funds, the Repo Custodian shall debit the Transaction Account by an amount of Cash Collateral and credit the Seller Account by the same amount of Cash Collateral against simultaneous delivery from Seller to the Participating Funds of Eligible Securities applicable to such repurchase transaction with a Market Value at least equal to the amount of Cash Collateral credited and debited.
 8. Authorized Persons. Schedule C hereto sets forth those persons who are authorized to act for Repo Custodian, Custodian, Seller and the Funds, respectively, under this Agreement.
 9. Proper Instructions. Proper instructions shall mean a tested telex, facsimile, a written request, direction, instruction or certification signed or initialed by or on behalf of the party giving the instructions by one or more authorized persons (as provided in Paragraph 8); provided, however, that no instructions directing the delivery of Securities or the payment of funds to any individual who is an authorized signatory of Custodian or Repo Custodian shall be signed by that individual.
Telephonic, other oral or electro-mechanical or electronic instructions (including the code which may be assigned by Repo Custodian to Custodian from time to time) given by one of the above authorized persons shall also be considered proper instructions if the party receiving such instructions reasonably believes them to have been given by an authorized person with respect to the transaction involved. Oral instructions will be confirmed by tested telex, facsimile or in writing in the manner set forth above.
The Funds authorize Repo Custodian to tape record any and all telephonic or other oral instructions given to Repo Custodian. Proper instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.
 10. Standard of Care.
 (a) Repo Custodian shall be obligated to exercise reasonable care and diligence in carrying out the provisions of this Agreement and the Master Agreement and shall be liable to each of the Funds and Seller for any expenses or damages to the Funds or Seller for breach of Repo Custodian's standard of care in this Agreement, as further provided in this Paragraph. Repo Custodian assumes responsibility for loss to any property held by it pursuant to the provisions of this Agreement which is occasioned by the negligence of, or conversion, misappropriation or theft by, Repo Custodian's officers, employees and agents. Repo Custodian, at its option, may insure itself against loss from any cause but shall be under no obligation to obtain insurance directly for the benefit of the Funds. So long as and to the extent that Repo Custodian exercises reasonable care and diligence and acts without negligence, misfeasance or misconduct, Repo Custodian shall not be liable to Seller or the Funds for (i) any action taken or omitted in good faith in reliance upon proper instructions, (ii) any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, (iii) any delay or failure to act as may be required under this Agreement or under the Master Agreement when such delay or failure is due to any act of God or war, (iv) the actions or omissions of a Securities System, (v) the title, validity or genuineness of any security received, delivered or held by it pursuant to this Agreement or the Master Agreement, (vi) the legality of the purchase or sale of any Securities by or to the Participating Funds or Seller or the propriety of the amount for which the same are purchased or sold (except to the extent of Repo Custodian's obligations hereunder to determine whether securities are Eligible Securities and to calculate the Market Value of Securities and any Cash Collateral), (vii) the due authority of any person listed on Schedule C to act on behalf of Custodian, Seller or the Funds, as the case may be, with respect to this Agreement or (viii) the errors of the Pricing Services, broker's brokers or broker dealers set forth in Schedule B.
 (b) Repo Custodian shall not be liable to Seller or the Funds for, or considered to be the custodian of, any Eligible Securities or any money to be used in a repurchase transaction, whether or not such money is represented by any check, draft, or other instrument for the payment of money, until the Eligible Securities have been delivered in accordance with Paragraph 3 or until Repo Custodian actually receives and collects such money on behalf of Seller or the Funds directly or by the final crediting of the Seller Account or a Transaction Account through the Securities System, except that this Paragraph 10(b) shall not be deemed to limit the liability of Repo Custodian to Seller or the Funds if the non-delivery of such Eligible Securities or the failure to receive and collect such money results from the breach by Repo Custodian of its obligations under this Agreement or the Master Agreement.
 (c) Repo Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it are such as properly may be held by the Participating Funds; provided that notwithstanding anything to the contrary herein, Repo Custodian shall be obligated to act in accordance with the guidelines and proper instructions of the Participating Funds, or the Custodian on behalf of the Participating Funds, with respect to the types of Eligible Securities and the issuers of such Eligible Securities that may be used in specific repurchase transactions.
 (d) Repo Custodian promptly shall notify the Fund Agent and the Custodian if Securities held by Repo Custodian are in default or if payment on any Securities has been refused after due demand and presentation and Repo Custodian shall take action to effect collection of any such amounts upon the proper instructions of the Participating Funds, or the Custodian on behalf of the Participating Funds, and assurances satisfactory to it that it will be reimbursed for its costs and expenses in connection with any such action.
 (e) Repo Custodian shall have no duties, other than such duties as are necessary to effectuate repurchase transactions in accordance with this Agreement and the Master Agreement within the standard of care set forth in Paragraph 10(a) above and in a commercially reasonable manner.
 11. Representations and Additional Covenants of Repo Custodian.
 (a) Repo Custodian represents and warrants that (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the execution, delivery and performance of this Agreement do not and will not violate any ordinance, declaration of trust, partnership agreement, articles of incorporation, charter, rule or statute applicable to it or any agreement by which it is bound or by which any of its assets are affected, (iii) the person executing this Agreement on its behalf is duly and properly authorized to do so, (iv) it has (and will maintain) a copy of this Agreement and evidence of its authorization in its official books and records, and (v) this Agreement has been executed by one of its duly authorized officers at the level of Vice President or higher.
 (b) Repo Custodian further represents and warrants that (i) it has not pledged, encumbered, hypothecated, transferred, disposed of, or otherwise granted, any third party an interest in any Securities, (ii) it does not have any security interest, lien or right of setoff in the Securities, and
(iii) it has not been notified by any third party, in its capacity as Repo Custodian, custodian bank or clearing bank, of the existence of any lien, claim, charge or encumbrance with respect to any Securities that are the subject of such repurchase transaction. Repo Custodian agrees that (i) it will not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant, any third party an interest in any Securities, (ii) it will not acquire any security interest, lien or right of setoff in the Securities, and (iii) it will promptly notify the Fund Agent, if, during the term of any outstanding repurchase transaction, it is notified by any third party, in its capacity as Repo Custodian, custodian bank or clearing bank, of the Participating Funds or Seller, of the existence of any lien, claim, charge or encumbrance with respect to any Securities that are the subject of such repurchase transaction.
 12. Indemnification.
 (a) Notwithstanding the Participating Fund's obligation to the Repo Custodian under Paragraph 12(b) below, so long as and to the extent that Repo Custodian is in the exercise of reasonable care and diligence and acts without negligence, misfeasance or misconduct, Seller will indemnify Repo Custodian and hold it harmless against any and all losses, claims, damages, liabilities or actions to which it may become subject, and reimburse it for any expenses (including attorneys' fees and expenses) incurred by it in connection therewith, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon or in any way related to this Agreement, the Master Agreement or those arrangements. Without limiting the generality of the foregoing indemnification, Repo Custodian shall be indemnified by Seller for all costs and expenses, including attorneys' fees, for its successful defense against claims that Repo Custodian breached its standard of care and was negligent or engaged in misfeasance or misconduct.
 (b) So long as and to the extent that Repo Custodian is in the exercise of reasonable care and diligence and acts without negligence, misconduct or misfeasance, the Participating Funds will indemnify Repo Custodian and hold it harmless against any and all losses, claims, damages, liabilities or actions to which it may become subject, and reimburse it for any expenses (including attorneys' fees and expenses) incurred by it in connection therewith, insofar as such losses, claims, damages, liabilities or actions result from the negligence, misconduct or misfeasance of the Participating Funds under this Agreement.
 13. Rights and Remedies. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of any additional rights and remedies.
 14. Modification or Amendment. Except as otherwise provided in this Paragraph 14, no modification, waiver or amendment of this Agreement shall be binding unless in writing and executed by the parties hereto. Schedule A, listing the Funds, may be amended from time to time to add or delete Funds by the Funds (i) delivering an executed copy of an addendum to Schedule A to Seller and Repo Custodian, and (ii) amending Schedule A to the Master Agreement in accordance with the provisions therein. The amendment of Schedule A as provided above shall constitute appointment of Repo Custodian as a custodian for such Fund. Schedule B may be amended from time to time by an instrument in writing, or counterpart thereof, executed by Repo Custodian, Seller and the Funds. Schedule C may be amended from time to time to change an authorized person of: (i) the Funds, by written notice to Repo Custodian and Seller by Ms. Sarah Zenoble or the Treasurer of the Funds (or such persons who may be authorized from time to time in writing by Ms. Zenoble or the President or Treasurer of Fidelity Management and Research Company to trade on behalf of Fidelity's taxable money market funds); (ii) Seller, by written notice to Repo Custodian and the Funds by any Vice President of Seller; (iii) Repo Custodian, by written notice to Seller, Custodian and the Funds by any Vice President of Repo Custodian; and (iv) Custodian, by written notice to Repo Custodian by any Vice President of Custodian. Schedule D may be amended from time to time by any party hereto by delivery of written notice to the other parties hereto. Repo Custodian shall receive notice of any amendment to the Master Agreement at the address set forth in Schedule D hereto; and, if such amendment would have a material adverse effect on the rights of, or would materially increase the obligations of Repo Custodian under this Agreement, any such amendment shall also require the consent of Repo Custodian. Any such amendment shall be deemed not to be material if Repo Custodian fails to object in writing within 21 days after receipt of notice thereof. No amendment to this Agreement shall affect the rights or obligations of any Fund with respect to any outstanding repurchase transaction entered into under this Agreement and the Master Agreement prior to such amendment or with respect to any actions or omissions by any party hereto prior to such amendment. In the event of conflict between this Agreement and the Master Agreement, the Master Agreement shall control.
 15. Termination. This Agreement shall terminate forthwith upon termination of the Master Agreement or may be terminated by any party hereto on ten Banking Days' written notice to the other parties; provided, however, that any such termination shall not affect any repurchase transaction then outstanding or any rights or obligations under this Agreement or the Master Agreement with respect to any actions or omissions of any party hereto prior to termination. In the event of termination, Repo Custodian will deliver any Securities, Cash Collateral or cash held by it or any agent to Custodian or to such successor custodian or custodian or subcustodian as the Participating Funds shall instruct.
 16. Compensation. Seller agrees to pay Repo Custodian compensation for the services to be rendered hereunder, based upon rates which shall be agreed upon from time to time.
 17. Notices. Except with respect to communications between Custodian and the Funds which shall be governed by the custodian agreement or subcustodian agreement between such parties, as the case may be, and except as otherwise provided herein or as the parties to the Agreement shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be given to the party entitled to receive such notice at the telephone number and address listed on Schedule D hereto.
 18. Severability. If any provision of this Agreement is held to be unenforceable as a matter of law, the other terms and provisions hereof shall not be affected thereby and shall remain in full force and effect.
 19. Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assignees; provided that, no party hereto may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other parties.
 20. Headings. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.
 21. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.
 22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.
 23. Limitation of Liability. Seller is hereby expressly put on notice that the Declarations of Trust or the Certificates and Agreements of Limited Partnership, as the case may be, of each Participating Fund contain a limitation of liability provision pursuant to which the obligations assumed by such Participating Fund hereunder shall be limited in all cases to such Participating Fund and its assets or, in the case of a series Fund, to the assets of that series only, and neither Seller nor its respective agents or assigns shall seek satisfaction of any such obligation from the officers, employees, agents, directors, trustees, shareholders or partners of any such Participating Fund or series.
 24. Rights and Obligations of Each Fund. The rights and obligations set forth in this Agreement with respect to each repurchase transaction shall accrue only to the Participating Funds in accordance with their respective interests therein. No other Fund shall receive any rights or have any liabilities arising from any action or inaction of any Participating Fund under this Agreement with respect to such repurchase transaction.
 25. General Provisions. This Agreement supersedes any other custodian agreement by and among Seller, the Funds, and Repo Custodian concerning repurchase transactions effected through the Joint Trading Account. It is understood and agreed that time is of the essence with respect to the performance of each party's respective obligations hereunder.
 26. Disclosure Relating to Certain Federal Protections
 The parties acknowledge that they have been advised that:
 (a) In the case of transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (the "SIPA") do not protect the other party with respect to any transaction hereunder; and
 (b) In the case of transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the Exchange Act, SIPA will not provide protection to the other party with respect to any transaction hereunder. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
[Signature Lines Omitted]


SCHEDULE B
PRICING SOURCES
PRICING SERVICES
U.S. Government Securities Interactive Data Services or Mellon Data Services (or any other pricing service mutually agreed upon by Seller and the Funds)
GNMA - The Bond Buyer
FHLMC - The Bond Buyer
All other U.S. Government
and Agency Securities Interactive Data Services or Mellon Data Services (or any other pricing service mutually agreed upon by Seller and the Funds) BROKERS' BROKERS AND BROKER DEALERS
U.S. Government Securities - Any Primary Dealer
GNMA - Any Primary Broker-Dealer's bid rate for such security
FHLMC - Any Primary Broker-Dealer's bid rate for such security
All other U.S. Government and Agency Securities - Any Primary
 Broker-Dealer's bid rate for such security
 Prices shall be as of the business day of the date of determination or the last quote available. The pricing services, Brokers' Brokers and Broker Dealers may be changed from time to time by agreement of all the parties.

SCHEDULE C
AUTHORIZED PERSONS
Repo Custodian
Ken Rindos
Kurt Woetzel
Custodian
Ken Rindos
Kurt Woetzel
Seller
Joseph P. Blauvelt
Michael B. Boyer
Robert E. Curry
Patrick Doyle
Frank Forgione
Edward J. Frederick
Christopher Juliano
Joseph Marrone
Thomas T. McGee
John S. Mehrtens
John A. Michielini
Allen Smith, II
The Funds
Barron, Leland C. Harlow, Katharyn M. Stehman, Burnell R.
Carbone, John M. Henning, Frederick L. Jr. Todd, Deborah
Curtis, Fritz Huyck, Timothy Todd, John J.
Duby, Robert K. Jamen, Jon Torres, Joseph E.
Egan, Dorothy T. Litterst, Robert Williams, Richard
Glocke, David Silver, Samuel Zenoble, Sarah

SCHEDULE D
NOTICES
If to Custodian: The Bank of New York
 One Wall Street, 4th Floor
 New York, NY  10286
 Telephone: (212) 635-7947
 Attention:  Sherman Yu, Esq.
 With a copy to the Fund Agent
If to Repo Custodian: The Bank of New York
 One Wall Street, 4th Floor
 New York, New York  10286
 Telephone:  (212) 635-4809
 Attention:  Ms. Kristin Smith
If to Seller: J.P. Morgan Securities Inc.
 60 Wall Street
 New York, New York 10260
 Telephone: (212) 483-2323
 Attention: Middle Office Traders Support
If to any of the Funds: FMR Texas Inc.
 400 East Las Colinas Blvd., CP9M
 Irving, Texas  75039
 Telephone:  (214) 584-7800
 Attention: Ms. Deborah R. Todd or
  Mr. Samuel Silver
If to the Fund Agent: Fidelity Investments
 [Name of Fund]
 400 East Las Colinas Blvd., CP9E
 Irving, Texas 75039
 Telephone: (214) 584-4071
 Attention:   Mr. Mark Mufler
277282.c1
SCHEDULE 1

The following lists the additional counterparties to the Repo Custodian Agreement for Joint Trading Account between The Bank of New York and the Fidelity Funds:

BZW Government Securities, Inc.
CS First Boston Corp.
Daiwa Securities America, Inc.
Deutsche Bank Securities Corp.
Donaldson, Lufkin & Jenerette Securities Corp.
Fuji Securities, Inc.
Goldman Sachs & Co
Morgan Stanley & Co., Inc.
NationsBanc Capital Markets
Nikko Securities Co. International, Inc.
Nomura Securities International, Inc.
Prudential Securities, Inc.
Salomon Brothers, Inc.
Sanwa BJK Securities Co., LP
SBC Capital Markets, Inc.
Smith Barney, Inc.